EXHIBIT 32

                       CERTIFICATION OF CEO PURSUANT TO
                   SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Form 10-KSB of American TonerServ Corp., a company duly formed under the laws of Delaware (the "Company"), for the year ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Daniel J. Brinker, Chief Executive Officer of the Company and Principal Financial Officer, hereby certifies, pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his/her knowledge, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



April 14, 2006



/s/ Daniel J. Brinker
Daniel J. Brinker, Chief Executive
Officer and Principal Financial
Officer



This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to American TonerServ Corp. and will be retained by American TonerServ Corp. and furnished to the Securities and Exchange Commission or its staff upon request.